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Exhibit 99.2

CONSENT OF COVERT & CO.

        We hereby consent to the inclusion of our opinion letter, dated April 15, 2012, to the Board of Directors of SRS Labs, Inc. (the "Company") as Annex C to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as amended (the "Registration Statement") relating to the proposed merger involving the Company and DTS, Inc. contained in such Registration Statement filed by DTS with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Covert & Co.

Los Angeles, California

May 17, 2012

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  Exhibit 99.2